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                                                                    EXHIBIT 10.4


                         MOLECULAR DEVICES CORPORATION

                        1995 EMPLOYEE STOCK PURCHASE PLAN
                      OFFERING TO COMMENCE JANUARY 2, 2002

               ADOPTED BY THE BOARD OF DIRECTORS OCTOBER 25, 2001

      In this document, capitalized terms not otherwise defined shall have the same definitions of such terms as in the Molecular Devices Corporation 1995 Employee Stock Purchase Plan.

1.    OFFERING DATE; DURATION OF OFFERING.

      (a) The Board hereby authorizes a single Offering pursuant to the terms of this Offering document.

      (b) The Offering hereunder shall begin on January 2, 2002 (the "Offering Date") and end on June 28, 2002 (the "Purchase Date"), unless terminated earlier as provided below. Notwithstanding the foregoing: (i) if the Offering Date falls on a day that is not a Trading Day, then such Offering Date shall instead fall on the next subsequent Trading Day, and (ii) if the Purchase Date falls on a day that is not a Trading Day, then such Purchase Date shall instead fall on the immediately preceding Trading Day.

      (c) Prior to the commencement of the Offering, the Board may change any or all terms of the Offering. The granting of Purchase Rights pursuant to the Offering hereunder shall occur on the Offering Date unless prior to such date
(i) the Board determines that this Offering shall not occur, or (ii) no shares of Common Stock remain available for issuance under the Plan in connection with this Offering.

2.    ELIGIBLE EMPLOYEES.

      (a) Each Eligible Employee, who is either an employee of the Company or an employee of a Related Corporation that was in existence on the date of the Company's initial public offering, shall be granted a Purchase Right on the Offering Date.

      (b) Notwithstanding the foregoing, the following Employees shall not be Eligible Employees or be granted Purchase Rights under the Offering:

            (i) part-time or seasonal Employees whose customary employment is twenty (20) hours per week or less or five (5) months per calendar year or less;

            (ii) five percent (5%) stockholders (including ownership through unexercised and/or unvested stock options) as described in Section 6(c) of the Plan; or

            (iii) Employees in jurisdictions outside of the United States if, as of the Offering Date of the Offering, the grant of such Purchase Rights would not be in compliance with the applicable laws of any jurisdiction in which the Employee resides or is employed.




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3.    PURCHASE RIGHTS.

      (a) Subject to the limitations contain herein and in the Plan, a Participant's Purchase Right shall permit the purchase of the number of shares of Common Stock purchasable with up to ten percent (10%) of such Participant's Earnings paid during the period of such Offering beginning immediately after such Participant's enrollment form becomes effective; provided, however, that no Participant may have more than ten percent (10%) of such Participant's Earnings applied to purchase shares of Common Stock under all ongoing Offerings under the Plan and all other plans of the Company intended to qualify as Employee Stock Purchase Plans.

      (b) "Earnings" for purposes of this Offering shall mean a Participant's regular salary or wages, including amounts thereof elected to be deferred by the Participant, that would otherwise have been paid, under any arrangement established by the Company or a Related Corporation intended to comply with
Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company or a Related Corporation); but excluding bonuses, commissions, overtime pay, incentive pay, profit sharing, other remuneration paid directly to the employee, the cost of employee benefits paid for by the Company or a Related Corporation, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or a Related Corporation under any employee benefit plan.

      (c) Notwithstanding the foregoing, the maximum number of shares of Common Stock that a Participant may purchase on any Purchase Date in the Offering shall be such number of shares as has a Fair Market Value (determined as of the Offering Date for such Offering) equal to (x) $12,500 multiplied by the number of calendar years in which the Purchase Right under such Offering has been outstanding at any time, minus (y) the Fair Market Value of any other shares of Common Stock (determined as of the relevant Offering Date with respect to such shares) that, for purposes of the limitation of Section 423(b)(8) of the Code, are attributed to any of such calendar years in which the Purchase Right is outstanding. The amount in clause (y) of the previous sentence shall be determined in accordance with regulations applicable under Section 423(b)(8) of the Code based on (i) the number of shares previously purchased with respect to such calendar years pursuant to such Offering or any other Offering under the Plan, or pursuant to any other Company or Related Corporation plans intended to qualify as Employee Stock Purchase Plans, and (ii) the number of shares subject to other Purchase Rights outstanding on the Offering Date for such Offering pursuant to the Plan or any other such Company or Related Corporation Employee Stock Purchase Plan.

      (d) The maximum aggregate number of shares of Common Stock available to be purchased by all Participants under the Offering shall be the lesser of (i) thirty-three thousand three hundred thirty-three (33,333) shares, or (ii) the number of shares of Common Stock remaining available under the Plan on the Offering Date. If the aggregate purchase of shares of Common Stock upon exercise of Purchase Rights granted under the Offering would exceed the maximum aggregate number of shares available, the Board shall make a pro rata allocation of the shares available in a uniform and equitable manner.




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4.    PURCHASE PRICE.

      The purchase price of shares of Common Stock under the Offering shall be the lesser of: (i) eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the Offering Date or (ii) or eighty-five percent (85%) of the Fair Market Value of such shares of Common Stock on the applicable Purchase Date, in each case rounded up to the nearest whole cent per share.

5.    PARTICIPATION.

      (a) An Eligible Employee may elect to participate in the Offering on the Offering Date. An Eligible Employee shall elect his or her payroll deduction percentage on such enrollment form as the Company provides. The completed enrollment form must be delivered to the Company prior to the date participation is to be effective, unless a later time for filing the enrollment form is set by the Company for all Eligible Employees with respect to a given Offering. Payroll deduction percentages must be expressed in whole percentages of Earnings, with a minimum percentage of one percent (1%) and a maximum percentage of ten percent (10%). Contributions shall only be made by way of payroll deductions.

      (b) A Participant may decrease (including a decrease to zero percent (0%)) his or her participation level no more than once during the Purchase Period (including to zero percent (0%)). Any such change in participation level shall be made by delivering a notice to the Company or a designated Related Corporation in such form as the Company provides prior to the ten (10) day period (or such shorter period of time as determined by the Company and communicated to Participants) immediately preceding the Purchase Date.

      (c) A Participant may withdraw from the Offering and receive a refund of his or her Contributions, without interest, at any time prior to the Purchase Date, excluding only each ten (10) day period immediately preceding the Purchase Date (or such shorter period of time determined by the Company and communicated to Participants), by delivering a withdrawal notice to the Company or a designated Related Corporation in such form as the Company provides. A Participant who has withdrawn from the Offering shall not again participate in such Offering, but may participate in subsequent Offerings under the Plan in accordance with the terms of the Plan and the terms of such subsequent Offerings.

      (d) Notwithstanding the foregoing or any other provision of this Offering document or of the Plan to the contrary, neither the enrollment of any Eligible Employee in the Plan nor any forms relating to participation in the Plan shall be given effect until such time as a registration statement covering the registration of the shares under the Plan that are subject to the Offering has been filed by the Company and has become effective.

6.    PURCHASES.

      Subject to the limitations contained herein, on the Purchase Date, each Participant's Contributions (without any increase for interest) shall be applied to the purchase of whole shares, up to the maximum number of shares permitted under the Plan and the Offering.




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7.    NOTICES AND AGREEMENTS.

      Any notices or agreements provided for in the Offering or the Plan shall be given in writing, in a form provided by the Company, and unless specifically provided for in the Plan or this Offering document, shall be deemed effectively given upon receipt or, in the case of notices and agreements delivered by the Company, five (5) days after deposit in the United States mail, postage prepaid.

8.    EXERCISE CONTINGENT ON STOCKHOLDER APPROVAL.

      The Purchase Rights granted under the Offering are subject to the approval of the Plan by the stockholders of the Company as required for the Plan to obtain treatment as an Employee Stock Purchase Plan.

9.    OFFERING SUBJECT TO PLAN.

      Each Offering is subject to all the provisions of the Plan, and the provisions of the Plan are hereby made a part of the Offering. The Offering is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Offering and those of the Plan (including interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan), the provisions of the Plan shall control.


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